As filed with the Securities and Exchange Commission on December 6, 2007


                                                     Registration No. 333-146895
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM SB-2/A

                                 Amendment No. 2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                EASY ENERGY, INC.
             (Exact name of registrant as specified in its charter)

         Nevada                              3577                            26-0204284
(State or jurisdiction of         (Primary Standard Industrial            (I.R.S. Employer
inception or organization)         Classification Code Number)           Identification No.)

                         49 HA'AROSHET ST, P.O. BOX 6409
                              KARMIEL 20100, ISRAEL
                                Tel: 972-49888314
                                Fax: 972-49983573
   (Address and telephone number of registrant's principal executive offices)

                                EASTBIZ.COM INC.
                                5348 Vegas Drive
                                 Las Vegas 89108
            (Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                         CALCULATION OF REGISTRATION FEE

==========================================================================================
Title of Each                                    Proposed       Proposed
  Class of                     Number of         Maximum         Maximum
 Securities                     Shares           Offering       Aggregate      Amount of
   to be                         to be           Price Per      Offering      Registration
 Registered                   Registered           Share        Price(US$)       Fee(2)
------------------------------------------------------------------------------------------
Common Stock, par value
$0.0001, previously
issued to investors          3,033,319(1)(2)       $0.03        $91,000 (3)       $2.79
------------------------------------------------------------------------------------------
Total                                                                             $2.79
==========================================================================================

(1) Represents 3,033,319 shares of common stock issued by Easy Energy, Inc. in a private placement transaction completed on August 17, 2007.
(2) An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act.
(3) Estimated in accordance with Rule 457(g) solely for the purpose of computing the amount of the registration fee based on a bona fide estimate of the maximum offering price.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                 SUBJECT TO COMPLETION, DATED ____________, 2007

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "SEC") IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                EASY ENERGY, INC.

                                   Prospectus

                        --------------------------------

                        3,033,319 SHARES OF COMMON STOCK

                        --------------------------------


The prospectus relates to the resale to the public by certain selling shareholders of Easy Energy, Inc., a Nevada corporation, of up to 3,033,319 shares of our common stock. The shares were acquired by the selling shareholders directly from our company in private offerings that were exempt from the registration requirements of the SECURITIES ACT OF 1933. We have been advised by the selling stockholders that they may offer to sell all or a portion of their shares of common stock being offered in this prospectus from time to time. The selling security holders will sell at a fixed price of $0.03 until shares of our common stock are quoted on the OTC Bulletin Board, and thereafter at the prevailing market prices or privately negotiated prices. There has been no market for our securities and a public market may not develop, or, if any market does develop, it may not be sustained. Our common stock is presently not traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. After the effective date of the registration statement, we intend to have a market maker file an application to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our stock. Additionally, we cannot provide any assurance that our common stock will be traded on the OTC Bulletin Board.


We will not receive any proceeds from the resale of shares of our common stock by the selling shareholders. We will incur all costs associated with this registration statement and prospectus.

The selling shareholders may be deemed to be "underwriters," as such term is defined in the Securities Act.

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD INVEST IN OUR COMMON STOCK ONLY IF YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT. YOU SHOULD CAREFULLY CONSIDER THE VARIOUS RISK FACTORS DESCRIBED BEGINNING ON PAGE 2 BEFORE INVESTING IN OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

                                EASY ENERGY, INC.

                                   Prospectus

                        --------------------------------

                        3,033,319 SHARES OF COMMON STOCK

                        --------------------------------

                                TABLE OF CONTENTS

                                                                     Page Number
                                                                     -----------
PROSPECTUS SUMMARY                                                        1
RISK FACTORS                                                              2
RISKS RELATED TO OUR BUSINESS                                             3
RISKS ASSOCIATED WITH OUR COMMON STOCK                                    7
FORWARD-LOOKING STATEMENTS                                                8
SECURITIES AND EXCHANGE COMMISSION'S PUBLIC REFERENCE                     8
THE OFFERING                                                              8
DETERMINATION OF OFFERING PRICE                                           8
USE OF PROCEEDS                                                           9
DILUTION                                                                  9
DIVIDEND POLICY                                                           9
SELLING SHAREHOLDERS                                                      9
PLAN OF DISTRIBUTION                                                     11
TRANSFER AGENT AND REGISTRAR                                             12
LEGAL PROCEEDINGS                                                        12
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS             13
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT           14
DESCRIPTION OF SECURITIES                                                16
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
 FINANCIAL DISCLOSURE                                                    17
INTEREST OF NAMED EXPERTS AND COUNSEL                                    17
EXPERTS                                                                  17
DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR SECURITIES
 ACT LIABILITIES                                                         17
ORGANIZATION WITHIN LAST FIVE YEARS                                      17
DESCRIPTION OF PROPERTY                                                  18
DESCRIPTION OF BUSINESS                                                  18
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION                21
APPLICATION OF CRITICAL ACCOUNTING POLICIES                              23
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                           24
MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS                 24
EXECUTIVE COMPENSATION                                                   25
REPORTS TO SHAREHOLDERS                                                  26
WHERE YOU CAN FIND MORE INFORMATION                                      26
FINANCIAL STATEMENTS                                                     27

As used in this prospectus, the terms "we", "us", "our" and "Easy Energy" mean Easy Energy, Inc., unless otherwise indicated.

All dollar amounts refer to U.S. dollars unless otherwise indicated.

                               PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. Because this is a summary, it may not contain all of the information that you should consider before receiving a distribution of our common stock. You should read this entire prospectus carefully. We are a development stage company that has only recently begun operations. We have not generated any revenues from our intended business activities, and we do not expect to generate revenues in the near future. We may never generate revenues. We have minimal assets and have incurred losses since inception.

CORPORATE BACKGROUND

Easy Energy, Inc. was incorporated under the laws of the State of Nevada on May 17, 2007. We have not generated any revenue to date and are a development stage company. We currently have no employees other than our President and Secretary who are also our only board members. We plan to develop a novel, man-powered charger solution for the problems related to the ongoing power requirements of small hand-carried battery-powered personal electronic devices. On August 20, 2007 we filed a patent application (Application No.: 11/841,046) with the United States Patent and Trademark Office. Prior to our incorporation, Mr. Guy Ofir, our President and Director developed a prototype of the patent. The Company's principal business plan is to complete the development of the prototype and then manufacture and market the product and / or seek third party entities interested in licensing the rights to manufacture and market the man-powered charger. Our target market will be consumers of disposable and rechargeable batteries, those who heavily depend on their portable devices, especially cell phone users, and those who are looking for "green" energy sources.

Our principal executive office is located at 49 Ha'aroshet St, P.O. Box 6409, Karmiel 20100, Israel. Our telephone number is (011) (972) 4-9888314. We do not have any subsidiaries. The address of our resident agent is Eastbiz.com Inc, 5348 Vegas Dr, Las Vegas, Nevada, U.S.A., 89108.

Due to the uncertainty of our ability to meet our current operating and capital expenses, in their report on our audited financial statements for the period ended August 31, 2007 our independent auditors included an explanatory paragraph regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

NUMBER OF SHARES BEING OFFERED

The selling shareholders named in this prospectus are offering for resale up to 3,033,319 shares of our common stock to the public by means of this prospectus. The 3,033,319 shares of common stock were issued to the selling shareholders in private placement transactions pursuant to an exemption from the registration requirements of Regulation S of the Securities Act of 1933. All of the stock owned by the selling shareholders will be registered by the registration statement of which this prospectus forms a part. The selling shareholders may sell some or all of their shares immediately after they are registered. However, the selling shareholders do not intend to sell their shares before the shares of our common stock are quoted on the Over-the-Counter Bulletin Board. Until our shares of common stock are quoted on the Over-the-Counter Bulletin Board, of which there is no assurance, the selling shareholders may from time to time sell their shares, at the registered price of $0.03, by themselves or through pledgees, donees, transferees, successors in interest, brokers, dealers or underwriters. Brokers, dealers or underwriters may act solely as agents or may acquire shares as principals.

                     NUMBER OF SHARES ISSUED AND OUTSTANDING

There were 8,033,319 shares of our common stock issued and outstanding as at October 22, 2007.

                                 USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of our common stock being offered for sale by the selling shareholders. We will incur all costs associated with this registration statement and prospectus.

                            SUMMARY OF FINANCIAL DATA

The summary financial data presented below is derived from and should be read in conjunction with our audited financial statements from May 17, 2007 (date of inception) to August 31, 2007, including the notes to those financial statements which are included elsewhere in this prospectus along with the section entitled "Plan of Operation" beginning on page 21 of this prospectus.

                                                                  As at
Balance Sheet Information                                    August 31, 2007
-------------------------                                    ---------------

Cash                                                           $   95,450

Total Assets                                                   $   94,450

Liabilities                                                    $      300

                                                             From May 17, 2007
                                                          (date of inception) to
Statement of Operations Information                          August 31, 2007
-----------------------------------                          ---------------

Working Capital                                                $   94,450

Expenses                                                               --

Total Number of Issued Shares of Common Stock                   8,033,319

Net Gain (Loss)                                                       150

                                  RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company's common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. You could lose all or part of your investment due to any of these risks.

                          RISKS RELATED TO OUR BUSINESS

OUR SUCCESS IS HEAVILY DEPENDENT ON PROTECTING OUR INTELLECTUAL PROPERTY RIGHTS.

We rely on a combination of patent, copyright, trademark, and trade secret protections to protect our proprietary technology. Our success will, in part, depend on our ability to obtain trademarks and patents. We have recently submitted provisional patent applications, but we cannot ensure that any patents will issue from those applications. We cannot assure you that the patents issued to us will not be challenged, invalidated, or circumvented, or that the rights granted under those registrations will provide competitive advantages to us.

We also rely on trade secrets and new technologies to maintain our competitive position. Although we have entered into confidentiality agreements with our employees and consultants, we cannot be certain that others will not gain access to these trade secrets. Others may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets.

WE MAY BE EXPOSED TO LIABILITY FOR INFRINGING INTELLECTUAL PROPERTY RIGHTS OF OTHER COMPANIES.

Our success will, in part, depend on our ability to operate without infringing on the proprietary rights of others. Although we have conducted searches and are not aware of any patents and trademarks which our products or their use might infringe, we cannot be certain that infringement has not or will not occur. We could incur substantial costs, in addition to the great amount of time lost, in defending any patent or trademark infringement suits or in asserting any patent or trademark rights, in a suit with another.

WE HAVE NO OPERATING HISTORY AND HAVE MAINTAINED LOSSES SINCE INCEPTION, WHICH WE EXPECT TO CONTINUE INTO THE FUTURE.

We were incorporated on May 17, 2007, and have very limited operations to date. We have not realized any revenues to date. Our product is under development and is not ready for commercial sale. We have no operating history at all upon which an evaluation of our future success or failure can be made. Our net loss from inception to August 31, 2007 is $(0). Based upon our proposed plans, we expect to incur operating losses in future periods. This will happen because there are substantial costs and expenses associated with the development, testing and marketing of our website. We currently believe we are at least 10-12 months away from generating our first revenues. We may fail to generate revenues in the future. If we cannot attract a significant number of users, we will not be able to generate any significant revenues or income. Failure to generate revenues will cause us to go out of business because we will not have the money to pay our ongoing expenses.

In particular, additional capital may be required in the event that:

     - the actual expenditures required to be made are at or above the higher range of our estimated expenditures;
     - we incur unexpected costs in completing the development of our product or encounter any unexpected technical or other difficulties;
     - we incur delays and additional expenses as a result of technology failure;
     -    we are unable to create a substantial market for our product; or
     -    we incur any significant unanticipated expenses.

The occurrence of any of the aforementioned events could adversely affect our ability to meet our business plans and achieve a profitable level of operations.

IF WE ARE UNABLE TO OBTAIN THE NECESSARY FINANCING TO IMPLEMENT OUR BUSINESS PLAN WE WILL NOT HAVE THE MONEY TO PAY OUR ONGOING EXPENSES AND WE MAY GO OUT OF BUSINESS.

Our budgeted expenditures for the next twelve months are $100,000. We prepaid $20,000 in Legal Fees and we anticipate needing approximately $5,000 for expenses associated with this Registration Statement (See ITEM 25 "Other Expenses if Issuance and Distribution"). Therefore, we presently have a budgeted shortfall of $31,000.

Because we have not generated any revenue from our business, and we are 10-12 months away from being in a position to generate revenues, we will need to raise additional funds for the future development of our business and to respond to unanticipated requirements or expenses. Management estimates that our current cash balances will be exhausted by June 2008 provided we do not have any unanticipated expenses. We do not currently have any arrangements for financing and we can provide no assurance to investors we will be able to find such financing.

Our ability to successfully develop our product and to eventually produce and sell it to generate operating revenues depends on our ability to obtain the necessary financing to implement our business plan. Given that we have no operating history, no revenues and only losses to date, we may not be able to achieve this goal, and if this occurs we will not be able to pay for our operations and we may go out of business. We will likely need to issue additional equity securities in the future to raise the necessary funds. We do not currently have any arrangements for additional financing and we can provide no assurance to investors we will be able to find such financing if further funding is required. Obtaining additional financing would be subject to a number of factors, including investor acceptance of our product and our business model. The issuance of additional equity securities by us would result in a significant dilution in the equity interests of our current stockholders. The resale of shares by our existing shareholders pursuant to this prospectus may result in significant downward pressure on the price of our common stock and cause negative impact on our ability to sell additional equity securities. Obtaining loans will increase our liabilities and future cash commitments.

There can be no assurance that capital will continue to be available if necessary to meet future funding needs or, if the capital is available, that it will be on terms acceptable to us. If we are unable to obtain financing in the amounts and on terms deemed acceptable to us, we may be forced to scale back or cease operations, which might result in the loss of some or all of your investment in our common stock.

IF OUR ESTIMATES RELATED TO EXPENDITURES ARE ERRONEOUS OUR BUSINESS WILL FAIL AND YOU WILL LOSE YOUR ENTIRE INVESTMENT.

Our success is dependent in part upon the accuracy of our management's estimates of expenditures, which are currently budgeted at $100,000 for the next 12 months for our business plan and an additional $26,003. (See "Plan of Operation".) If such estimates are erroneous or inaccurate we may not be able to carry out our business plan, which could, in a worst-case scenario, result in the failure of our business and you losing your entire investment.

OUR BUSINESS MODEL MAY NOT BE SUFFICIENT TO ENSURE OUR SUCCESS IN OUR INTENDED MARKET

Our survival is currently dependent upon the success of our efforts to gain market acceptance of one product that ultimately represents a small sector in the overall charger industry. Should our services be too narrowly focused or should the target market not be as responsive as we anticipate, we may not have in place alternate products or services that we can offer to ensure our survival.

IF WE ARE UNABLE TO COMPLETE THE DEVELOPMENT OF OUR PRODUCT WE WILL NOT BE ABLE TO GENERATE REVENUES AND YOU WILL LOSE YOUR INVESTMENT.

We have not completed the development of our proposed product and we have no contracts or licenses for the sale or use of our product. The success of our proposed business will depend on its completion and the acceptance of our product by the general public. Achieving such acceptance will require significant marketing investment. Our product, once developed and tested, may not be accepted by our customers at sufficient levels to support our operations and build our business. If the proposed product that we will develop is not accepted at sufficient levels, our business will fail.

WE ARE DEPENDENT ON REVENUES GENERATED BY A SOLE PRODUCT AND THUS WE ARE SUBJECT TO MANY ASSOCIATED RISKS

Our revenue will be generated through the sale of our man-powered charger. Unless we expand our product offerings to include related or other products, our likely source of revenues for the foreseeable future will continue to be generated by the man-powered charger. Accordingly, 100% of our revenue will be dependent upon the sale of our sole product.

If potential users are satisfied with other means for charging their cell phone battery we may not be able to sell our product.

     * If technological developments render man-powered charger obsolete, our business could fail
     *    our patent application is unseccessful, our business could fail

Thus, we may expend our financial resources on marketing and advertising without generating concomitant revenues. If we cannot generate sufficient revenues to cover our overhead, manufacturing and operating costs, we will fail.

THERE ARE LOW BARRIERS TO ENTRY INTO THE MAN-POWERED CHARGER INDUSTRY
AND, AS A RESULT, MANY COMPANIES MAY BE ABLE TO COMPETE WITH US ON LIMITED FINANCIAL RESOURCES.

Our product does not require large capital expenditures for the development or manufacture. As a result, barriers to entering this industry may be low. If the intellectual property protection with respect to the man-powered charger product does not prove effective, a competitor with limited financial resources may be able to successfully compete with us.

BECAUSE OUR EXECUTIVE OFFICERS AND DIRECTORS LIVE OUTSIDE OF THE UNITED STATES, YOU MAY HAVE NO EFFECTIVE RECOURSE AGAINST THEM FOR MISCONDUCT AND MAY NOT BE ABLE TO ENFORCE JUDGMENT AND CIVIL LIABILITIES AGAINST THEM. INVESTORS MAY NOT BE ABLE TO RECEIVE COMPENSATION FOR DAMAGES TO THE VALUE OF THEIR INVESTMENT CAUSED BY WRONGFUL ACTIONS BY OUR DIRECTORS AND OFFICERS.

Both of our directors and officers live outside of the United States. Mr. Guy Ofir, our President and a director is a national and a resident of Israel, and all or a substantial portion of his assets are located outside of the United States. Mr. Emanuel Cohen, our Secretary, Treasurer and director is a national and a resident of Israel, and all or a substantial portion of his assets are located outside of the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against our directors or officers, or obtain judgments against them outside of the United States that are predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Investors may not be able to receive compensation for damages to the value of their investment caused by wrongful actions by our directors and officers.

BECAUSE WE HAVE TWO DIRECTORS, DEADLOCKS MAY OCCUR IN OUR BOARD'S
DECISION-MAKING PROCESS, WHICH MAY DELAY OR PREVENT CRITICAL DECISIONS FROM BEING MADE.

Since we currently only have an even number of directors, deadlocks may occur when such directors disagree on a particular decision or course of action. Our Articles and By-Laws do not contain any mechanisms for resolving potential deadlocks. While our directors are under a duty to act in the best interest of our company, any deadlocks may impede the further development of our business in that such deadlocks may delay or prevent critical decisions regarding our development.

BECAUSE OUR EXECUTIVE OFFICERS ARE EMPLOYED ELSEWHERE, THEY WILL BE UNABLE TO DEVOTE THEIR SERVICES TO OUR COMPANY ON A FULL TIME BASIS AND THE PERFORMANCE OF OUR BUSINESS MAY SUFFER, OUR BUSINESS COULD FAIL AND INVESTORS COULD LOSE THEIR ENTIRE INVESTMENT.

Mr. Guy Ofir, our President and director is employed elsewhere and he will be unable to devote his services to our company on a full time basis. Mr. Guy Ofir currently devotes approximately 30 to 40 hours a week to our company. Mr. Emanuel Cohen, our Secretary, Treasurer and a director, is employed elsewhere and he will be unable to devote his services to our company on a full time basis. Mr. Emanuel Cohen currently devotes 15 to 20 hours a week to our company. As a result, the management of our company could under-perform, our business could fail and investors could lose their entire investment.

OUR EXECUTIVE OFFICERS HAVE NO EXPERIENCE OR TECHNICAL TRAINING IN THE DEVELOPMENT, MAINTENANCE AND MARKETING OF MAN-POWERED CHARGER OR IN OPERATING BUSINESSES THAT SELL PRODUCTS OR SERVICES TO WHOLESALES. THIS COULD CAUSE THEM TO MAKE INEXPERIENCED OR UNINFORMED DECISIONS THAT HAVE BAD RESULTS FOR OUR

COMPANY. AS A RESULT, OUR OPERATIONS COULD SUFFER IRREPARABLE HARM AND MAY CAUSE US TO SUSPEND OR CEASE OPERATIONS, WHICH COULD CAUSE INVESTORS TO LOSE THEIR ENTIRE INVESTMENT.

Mr. Guy Ofir, our President and director and Mr. Emanuel Cohen, our Secretary, Treasurer and director, have no experience or technical training in the development, maintenance and marketing of man-powered charger or in operating businesses that sell products or services to wholesales. Due to their lack of experience and knowledge in these areas, our executive officers could make the wrong decisions regarding the development, operation and marketing of our website and the operation of our business, which could lead to irreparable damage to our business. Consequently, our operations could suffer irreparable harm from mistakes made by our executive officers and we may have to suspend or cease operations, which could cause investors to lose their entire investment.

WE DEPEND HEAVILY ON MR. GUY OFIR AND MR. EMANUEL COHEN. THE LOSS OF EITHER PERSON WILL HAVE A SUBSTANTIAL NEGATIVE EFFECT ON OUR BUSINESS AND MAY CAUSE OUR BUSINESS TO FAIL.

We depend entirely on Mr. Ofir and Mr. Cohen for all of our operations. The loss of either person will have a substantial negative effect on the company and may cause our business to fail. Our officers did not receive any compensation for their services and it is highly unlikely that they will receive any compensation unless and until we generate substantial revenues.

We do not have any employment agreements or maintain key person life insurance policies on our officers. If our officers do not devote sufficient time towards our business, we may never be able to effectuate our business plan.

BECAUSE OUR EXECUTIVE OFFICERS CONTROL A LARGE PERCENTAGE OF OUR COMMON STOCK, THEY HAVE THE ABILITY TO INFLUENCE MATTERS AFFECTING OUR SHAREHOLDERS.

Our executive officers, in the aggregate, beneficially own approximately 49.8% of the issued and outstanding shares of our common stock. As a result, they have the ability to influence matters affecting our shareholders, including the election of our directors, the acquisition or disposition of our assets, and the future issuance of our shares. Because our executive officers control such shares, investors may find it difficult to replace our management if they disagree with the way our business is being operated.

WE HAVE A GOING CONCERN OPINION FROM OUR AUDITORS, INDICATING THE POSSIBILITY THAT WE MAY NOT BE ABLE TO CONTINUE TO OPERATE.

The Company has incurred net losses of $0 for the period from May 17, 2007 (inception) to August 31, 2007. We anticipate generating losses for the next 12 months. Therefore, we may be unable to continue operations in the future as a going concern. No adjustment has been made in the accompanying financial statements to the amounts and classification of assets and liabilities which could result should we be unable to continue as a going concern. If we cannot continue as a viable entity, our shareholders may lose some or all of their investment in the Company.

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM HAS EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN, WHICH MAY HINDER OUR ABILITY TO OBTAIN FUTURE FINANCING.

For the period from May 17, 2007 (inception) to August 31, 2007, our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern. Such doubt was expressed as a result of our recurring losses and cash flow deficiencies since our inception. We continue to experience net losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, future sales of our product or obtaining loans and grants from various financial institutions whenever possible. If we continue to incur losses, it will become increasingly difficult for us to achieve our goals and there can be no assurance that our business plan will materalize.

WE WILL BE HEAVILY DEPENDENT ON CONTRACTING WITH THIRD PARTIES FIRM(S) TO MANUFACTORE COMPONENTS FOR US. IF WE ARE UNABLE TO LOCATE, HIRE AND RETAIN THESE FIRM(S), OUR BUSINESS WILL FAIL.

We intend to hire a third parties firm(s) to manufacture the components of our product. Should we be unable to contract qualified third parties firm(s) to manufacture because we can't find them, can't attract them to our company or can't afford them, we will never become profitable and our business will fail.

                     RISKS ASSOCIATED WITH OUR COMMON STOCK

BECAUSE WE CAN ISSUE ADDITIONAL COMMON SHARES, PURCHASERS OF OUR COMMON STOCK MAY INCUR IMMEDIATE DILUTION AND MAY EXPERIENCE FURTHER DILUTION.

We are authorized to issue up to 150,000,000 common shares, of which 8,033,319 are issued and outstanding. Our board of directors has the authority to cause our company to issue additional shares of common stock without the consent of any of our shareholders. Consequently, our shareholders may experience dilution in their ownership of our company in the future.

THERE IS NO ACTIVE TRADING MARKET FOR OUR COMMON STOCK AND IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, OUR INVESTORS WILL BE UNABLE TO SELL THEIR SHARES AND MAY LOSE THEIR ENTIRE INVESTMENT.

There is not currently, and there has never been, a public trading market for our common stock and such a market may never be developed or be sustained. Therefore, there is no central place, such as stock exchange or electronic trading system or the OTC Bulletin Board, for our investors to resell their shares. If our investors do want to resell their shares, they will have to locate buyers and negotiate their own sales. We intend to apply to have our common stock quoted on the National Association of Securities Dealers Inc.'s Over-the-Counter Bulletin Board following the effectiveness of this registration statement of which this prospectus forms a part. In order to do this, a market maker must file a Form 15c-211 to allow the market maker to make a market in the shares of our common stock. At the date hereof, we are not aware that any market maker has any such intention. We cannot provide our investors with any assurance that our common stock will ever be quoted on the Over-the-Counter Bulletin Board or that, if it does become quoted, a public market will materialize. If our common stock does not become quoted on the Over-the-Counter Bulletin Board or if a public market for our common stock does not develop, then investors may not be able to resell the shares of our common stock that they have purchased and they may lose all of their investment. If our common stock does become quoted on the Over-the-Counter Bulletin Board, the trading of our common stock may be sporadic and investors may have difficulty buying and selling or obtaining market quotations, which may have a depressive effect on the market price for our common stock. Accordingly, investors may have difficulty reselling any shares they purchase from the selling shareholders.

WE DO NOT INTEND TO PAY DIVIDENDS ON ANY INVESTMENT IN THE SHARES OF STOCK OF OUR COMPANY AND THERE WILL BE FEWER WAYS FOR INVESTORS TO MAKE A GAIN ON ANY INVESTMENT IN OUR COMPANY.

We have never paid any cash dividends and currently do not intend to pay any dividends for the foreseeable future. To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may prohibit the payment of a dividend. Because we do not intend to declare dividends, any gain on an investment in our company will need to come through an increase in the stock's price. This may never happen and investors may lose all of their investment in our company.

OUR STOCK IS A PENNY STOCK. TRADING OF OUR STOCK MAY BE RESTRICTED BY THE SEC'S PENNY STOCK REGULATIONS WHICH MAY LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

PLEASE READ THIS PROSPECTUS CAREFULLY. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. YOU SHOULD NOT ASSUME THAT THE INFORMATION PROVIDED BY THE PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS PROSPECTUS.

                           FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "will" ,"intend" "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" beginning on page 3, that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The safe harbour for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

              SECURITIES AND EXCHANGE COMMISSION'S PUBLIC REFERENCE

Any member of the public may read and copy any materials filed by us with the Securities and Exchange Commission at the SEC's Public Reference Room at 100 F Street N.E. Washington D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

                                  THE OFFERING

The prospectus relates to the resale by certain selling shareholders of Easy Energy, Inc. in connection with the resale of up to 3,033,319 shares of our common stock that were acquired by the selling stockholders in a private placement transaction closed on August 17, 2007. The number of shares being offered represents approximately 37.7% of our issued and outstanding shares as of October 22, 2007.

The selling stockholders will sell their shares of our common stock at a fixed price $0.03 per share until our common stock is quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. Our company, however, cannot provide our investors with any assurance that our common stock will be traded on the OTC Bulletin Board. We will not receive any proceeds from the resale of shares of our common stock by the selling stockholder.

                         DETERMINATION OF OFFERING PRICE

The selling shareholders may sell their shares of our common stock at a fixed price of $0.03 per share until shares of our common stock are quoted on the Over-the-Counter Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. Our common stock is not now, nor has ever been, traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. The offering price of $0.03 per share has been set arbitrarily by our directors and does not have any relationship to any established criteria of value, such as book value or earning per share. Additionally, because we have no significant operating history and have not generated any revenue to date, the price of the common stock is not based on past earnings, nor is the price of the common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. Our common stock is not now, nor has ever been, traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

                                 USE OF PROCEEDS

The shares of common stock offered by this prospectus are being registered for the account of the selling shareholders named in this prospectus. As a result, all proceeds from the sales of the common stock will go to the selling shareholders and we will not receive any proceeds from the resale of the common stock by the selling shareholders. We will incur all costs associated with this registration statement and prospectus.

                                    DILUTION

The common stock to be sold by the selling stockholders is the 3,033,319 shares of common stock that are currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders.

                                 DIVIDEND POLICY

We have not declared or paid any cash dividends since inception. We do not intend to pay any cash dividends in the foreseeable future. Although there are no restrictions that limit our ability to pay dividends on our common stock, we intend to retain future earnings for use in our operations and the expansion of our business. Our future dividend policy will be determined from time to time by our Board of Directors.

To the extent that we require additional funding our funding sources may prohibit the payment of a dividend. Because we do not intend to declare dividends, any gain on an investment in our company will need to come through an increase in the stock's price, which may never happen.

                              SELLING SHAREHOLDERS

The selling shareholders may offer and sell, from time to time, any or all of our common stock issued to them. Because the selling shareholders may offer all or only some portion of the 3,033,319 shares of common stock to be registered, no exact number can be given as to the amount or percentage of the shares of common stock that will be held by the selling shareholders upon termination of the offering. We can only make estimates and assumptions. The table found below sets forth certain information regarding the beneficial ownership of shares of common stock by the selling shareholders as of October 22, 2007 and the number of shares of common stock covered by this prospectus. The number of shares listed in the category entitled "Number of Shares Owned by Selling Shareholder After Offering and Percent of Total Issued and Outstanding" represent an estimate of the number of shares of common stock that will be held by the selling shareholders after the offering. To arrive at this estimate, we have assumed that the selling shareholders will sell all of the shares to be registered pursuant to this offering.

Other than the relationships described in the table and footnotes, none of the selling shareholders had or have any material relationship with our company or any of its affiliates within the past three years. None of the selling shareholders is a broker-dealer or an affiliate of a broker-dealer. Each shareholder is an adult.

We may require the selling shareholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

                                                                                        Number of Shares Owned
                                                                                     by Selling Shareholder After
                                             Common           Total Shares to be     Offering and Percent of Total
Name of Selling Shareholder and          Shares owned by          Registered           Issued and Outstanding(2)
Position, Office or Material               the Selling         Pursuant to this         # of                % of
Relationship with Easy Energy Inc.       Shareholder (1)           Offering           Shares(3)           Class(3)
----------------------------------       ---------------           --------           ---------           --------
Yehoshua Herchcovici                         166,666               166,666                0                   0
Esther Elishkov-Dahan(4)                      10,000                10,000                0                   0
Eitan Gilboa                                  10,000                10,000                0                   0
Yulia Glushenkov                               6,666                 6,666                0                   0
Dekel-Shanti Advice Svs Ltd (11)             233,333               233,333                0                   0
Daniel Cohen(6)                              205,000               205,000                0                   0
Ilan Cohen(6)                                205,000               205,000                0                   0
Esther Sharon Cohen(5)                       350,000               350,000                0                   0
Haim Mizrahy                                  11,666                11,666                0                   0
Herzel Kfir                                  128,333               128,333                0                   0
Kumar Ajay Dhadha                             16,666                16,666                0                   0
Neeraj Golchha                                16,666                16,666                0                   0
Margalit Golbari                              83,333                83,333                0                   0
Youshang Ebrani (9)                          166,666               166,666                0                   0
Morris Ebrani (9)                            100,000               100,000                0                   0
Alexander Sromin                              16,666                16,666                0                   0
Deepak Mukesh Padhiyar                        16,666                16,666                0                   0
Raichka Elishkov (4)                          10,000                10,000                0                   0
Yaakov Henner (8)                            166,666               166,666                0                   0
Ilan Glotman                                 166,666               166,666                0                   0
Dikla Ofir (7)                               350,000               350,000                0                   0
Yosi Koifman                                   6,666                 6,666                0                   0
Leonid Braushtein                              6,666                 6,666                0                   0
Yosef Tamir Attias                             6,666                 6,666                0                   0
Bela Mistislavski                              6,666                 6,666                0                   0
Alexander Fersht                               6,666                 6,666                0                   0
Yakov Kiselevich                               6,666                 6,666                0                   0
Igal Lanzet                                   10,000                10,000                0                   0
Erica Lanzet (10)                              6,666                 6,666                0                   0
Roman Lanzet (10)                              6,666                 6,666                0                   0
Iona Roitman                                  10,000                10,000                0                   0
Saymon Shed                                   10,000                10,000                0                   0
Evgeny Gavrilov                                6,666                 6,666                0                   0
David Marko                                   10,000                10,000                0                   0
ShaiSapir Investments Ltd (12)               150,000               150,000                0                   0
Dalit Shwager                                 10,000                10,000                0                   0
Sharon Friedlander                            10,000                10,000                0                   0
Mordechai David                              158,333               158,333                0                   0
Zvia Fishman                                  10,000                10,000                0                   0
Moshe Druker                                 158,333               158,333                0                   0
TOTAL                                      3,033,319             3,033,319                0                   0

----------
(1) Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible preferred stock currently exercisable or convertible, or exercisable or convertible within sixty (60) days, would be counted as outstanding for computing the percentage of the person holding such options or warrants but not counted as outstanding for computing the percentage of any other person.
(2)  Based on 8,033,319 shares outstanding as of October 22, 2007.

(3) To arrive at these estimates, we have assumed that the selling shareholders will sell all of the shares to be registered pursuant to this offering.
(4)  Raichka Elishkov is the mother of Esther Elishkov-Dahan
(5) Esther Sharon Cohen is the wife of our Officer and Director, Mr. Emanuel Cohen.
(6) Ilan Cohen is the brother of Daniel Cohen and a brother of our Officer and Director, Mr. Emanuel Cohen.
(7)  Dikla Ofir is the wife of our Officer and Director, Mr. Guy Ofir.
(8)  Yaakov Henner is Dikla Ofir's father.
(9)  Youshang Ebrani is the father of Morris Ebrani
(10) Roman Lanzet is Erica's father.
(11) The controlling shareholder of this company is Moshe Elishkov, Yulia Glushenkov is his wife and Esther Elishkov-Dahan is his sister.
(12) The controlling shareholder of this company is Jackling Herchcovici and wife of Yehoshua Herchcovici.

                              PLAN OF DISTRIBUTION

There is currently no market for our shares. We cannot give you any assurance that the shares you purchase will ever have a market value or that if we are ever listed on the OTC Bulletin Board, that you will be able to sell your shares. In addition, even if we are ever listed on the OTC Bulletin Board, there is no assurance that a secondary public market will be sustained. All of the stock owned by the selling shareholders will be registered by the registration statement of which this prospectus is a part. The selling shareholders may sell some or all of their shares immediately after the declaration of effectiveness of this registration statement. Until our shares of common stock are quoted or traded on a public market, the selling shareholders may from time to time sell their shares, at the registered price of $0.03, by themselves or through pledgees, donees, transferees, successors in interest, brokers, dealers or underwriters. Brokers, dealers or underwriters may act solely as agents or may acquire shares as principals. The distribution of such shares may be effected by the selling stockholders in one or more of the following methods:

     *    ordinary brokers transactions, which may include long or short sales,
     * transactions involving cross or block trades on any securities or market where our common stock is trading,
     * purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus, "at the market" to or through market makers or into an existing market for the common stock,
     * in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,
     * through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or
     *    any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling shareholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, underwriters or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The selling shareholders and any broker-dealers acting in connection with the sale of the shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act of 1933. The amount of such compensation cannot be estimated at this time. We know of no existing arrangements between the selling shareholders and any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares.

We can provide no assurance that all or any of the common stock offered will be sold by the selling stockholders named in this prospectus. The estimated costs of this Offering are $25,000. We are bearing all costs relating to the registration of the common stock. The selling stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling stockholders named in this prospectus must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. The selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. In particular, during such times as the selling stockholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may among other things:

     1. Not engage in any stabilization activities in connection with our common stock;
     2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and
     3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

If an underwriter is selected in connection with this Offering, an amendment will be filed to identify the underwriter, disclose the arrangements with the underwriter, and we will file the underwriting agreement as an exhibit to this prospectus.

The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholder is distributing shares covered by this prospectus. Accordingly, the selling stockholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. The selling stockholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the SEC.

                          TRANSFER AGENT AND REGISTRAR

We have appointed the following transfer agent for our shares of common stock:
Island Capital Management, LLC, d/b/a Island Stock Transfer, 100 Second Avenue S., Suite 300N St. Petersburg, Fl 33701 Phone: (727) 287-0010 Fax: (727)
287-0069. The transfer agent is responsible for all record-keeping and administrative functions in connection with our issued and outstanding common stock.

                                LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, Officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

All directors of our company hold office until the next annual meeting of the shareholders or until their successors have been elected and qualified. The executive officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

                     Position Held                            Date First Elected
   Name             with the Company                  Age        or Appointed
   ----             ----------------                  ---        ------------

Guy Ofir         President and Director                35         May 17, 2007

Emanuel Cohen    Secretary, Treasurer and Director     58         May 17, 2007

BUSINESS EXPERIENCE:

The following is a brief account of the education and business experience of each director and executive officer during at least the past five years, indicating each person's business experience, principal occupation during the period, and the name and principal business of the organization by which they were employed.

MR. GUY OFIR

Mr. Guy Ofir has been serving as our President and a member of our Board of Directors since May 17, 2007. The term of his office is for one year and is renewable on an annual basis.

Mr. Ofir is an attorney and owns a law firm in Israel which specialized in corporate and international law. His law firm employs several lawyers and represents over 100 companies. In addition to his work as a lawyer, he also manages investments and companies in Romania. His main company (Guy Ofir & Co.
SRL) deals with land and properties in Bucharest.

MR. EMANUEL COHENMr. Cohen has been serving as our Secretary, Treasurer and a member of our Board of Directors since May 17, 2007. The term of his office is for one year and is renewable on an annual basis.

Mr Cohen is a major shareholder and a director of several privately owned companies in Israel & in the USA. His specialialty includes land, properties & fabrics. (Amitex & Emday Ltd- one of the biggest Israeli fabric companies ). He is also a shareholder in private companies which hold land & properties in Israel. - (Lev Hazom Ltd), (Hafia Zamin Ltd), (Leved Adi Properties Ltd) & (Mashko Ltd). In addition to his activities in Europe & Israel, he is also a shareholder in the following companies which hold land & properties in the USA ..- (Echo investments LLC), (Bilou Capital investment LLC) & (Eden Associated
LLC). Previously he was an officer in Israel's largest bank, Bank of Israel (Israel Hapoalim Bank).

FAMILY RELATIONSHIPS:

There are no family relationships among our directors or executive officers.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

Our directors, executive officer and control person have not been involved in any of the following events during the past five years:

     1. any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
     2. any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences');
     3. being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

     4. being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

COMMITTEES OF THE BOARD:

All proceedings of the board of directors for the year ended December 31, 2007 were conducted by resolutions consented to in writing by board of directors and filed with the minutes of the proceedings of the director. Our company currently does not have nominating, compensation or audit committees or committees performing similar functions nor does our company have a written nominating, compensation or audit committee charter. Our sole director believes that it is not necessary to have such committees, at this time, because the functions of such committees can be adequately performed by the board of directors.

Our company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for directors. The board of directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our company does not currently have any specific or minimum criteria for the election of nominees to the board of directors and we do not have any specific process or procedure for evaluating such nominees. The sole director on the board of directors, as the case may be, will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our board of directors may do so by directing a written request addressed to our President and director, Guy Ofir, at the address appearing on the first page of this prospectus.

AUDIT COMMITTEE FINANCIAL EXPERT

Our board of directors has determined that we do not have a board member that qualifies as an "audit committee financial expert" as defined in Item 401(e) of Regulation S-B, nor do we have a Board member that qualifies as "independent" as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the NASD Rules.

We believe that our board of directors is capable of analysing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The board of directors of our company does not believe that it is necessary to have an audit committee because management believes that the functions of an audit committee can be adequately performed by the sole director. In addition, we believe that retaining an independent director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

CONFLICT OF INTEREST

None of our officers or directors is subject to a conflict of interest.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of October 22, 2007 certain information with respect to the beneficial ownership of our common stock by each shareholder known by us to be the beneficial owner of more than 5% of our common stock and by our current sole director and executive officer. The shareholder has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

  Name and Address                                        Amount and Nature of
of Beneficial Owner                 Title of Class(1)     Beneficial Ownership      Percent of Class(2)
-------------------                 -----------------     --------------------      -------------------
Guy Ofir                             Common Shares             2,000,000                   24.9%
40 Baz St., Karmiel 20100                                        Direct
Israel.

Emanuel Cohen                        Common Shares             2,000,000                   24.9%
51 Bilu St., Raanana                                             Direct
Israel.

Shamir Benita
8 Nafetali Ben Eferaim St.           Common Shares              500,000                     6.2%
Dira 21                                                          Direct
Rehovot, Israel.

Albert Glinoviecki                   Common Shares              500,000                     6.2%
Rehov Dov Fromer 19                                              Direct
Kiryat Shemuel
Israel.

Directors and Officers as a          Common Shares            4,000,000                    49.8%
 group (2 persons)

----------
(1) Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible preferred stock currently exercisable or convertible, or exercisable or convertible within sixty (60) days, would be counted as outstanding for computing the percentage of the person holding such options or warrants but not counted as outstanding for computing the percentage of any other person.
(2)  Based on 8,033,319 shares issued and outstanding as of October 22, 2007.

CHANGES IN CONTROL

We are unaware of any contract, or other arrangement or provision of our Articles of Incorporation or Bylaws, the operation of which may at a subsequent date result in a change of control of our company.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

We are authorized to issue 100,000,000 common shares with a par value of $0.0001. As of October 22, 2007 there were 8,033,319 shares of our common stock issued and outstanding.

Upon liquidation, dissolution or winding up of the corporation, the holders of common stock are entitled to share ratably in all net assets available for distribution to shareholders after payment to creditors. The common stock is not convertible or redeemable and has no pre-emptive, subscription or conversion rights. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of shareholders. There are no cumulative voting rights.

Each shareholder is entitled to receive the dividends as may be declared by our directors out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our directors are not obligated to declare a dividend. Any future dividends will be subject to the discretion of our directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, our capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

There are no provisions in our articles of incorporation or our bylaws that would delay, defer or prevent a change in control of our company.

PREFERRED STOCK

We are authorized to issue 50,000,000 shares of preferred stock with a par value of $0.0001. As of October 22, 2007 there were No preferred shares issued and outstanding.

Our Board of Directors is authorized by our Articles of Incorporation to divide the authorized shares of our preferred stock into one or more series, each of which shall be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our Board of Directors is authorized, within any limitations prescribed by law and our Articles of Incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including but not limited to the following:

     (a) the rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;
     (b) whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;
     (c) the amount payable upon shares of preferred stock in the event of voluntary or involuntary liquidation;
     (d) sinking fund or other provisions, if any, for the redemption or purchase of shares of preferred stock;
     (e) the terms and conditions on which shares of preferred stock may be converted, if the shares of any series are issued with the privilege of conversion;
     (f) voting powers, if any, provided that if any of the preferred stock or series thereof shall have voting rights, such preferred stock or series shall vote only on a share for share basis with our common stock on any matter, including but not limited to the election of directors, for which such preferred stock or series has such rights; and
     (g) subject to the above, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as our Board of Directors may, at the time so acting, lawfully fix and determine under the laws of the State of Nevada.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

We engaged the firm of Moore & Associates Chartered to audit our financial statements for the year ended August 31, 2007. There has been no change in the accountants and no disagreements with Moore & Associates Chartered, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope procedure.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

                                     EXPERTS

The financial statements of Easy Energy included in this registration statement have been audited by Moore & Associates Chartered, to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding our company's ability to continue as a going concern) appearing elsewhere in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Clark Wilson LLP, of 800-885 West Georgia Street, Vancouver, British Columbia, Canada has provided an opinion on the validity of the shares of our common stock that are the subject of this prospectus.

                          DISCLOSURE OF SEC POSITION OF
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                       ORGANIZATION WITHIN LAST FIVE YEARS

Other than as disclosed under the section titled "Certain Relationships and Related Transactions", no director, executive officer, principal shareholder holding at least 5% of our common shares, or any family member thereof, had any material interest, direct or indirect, in any transaction, or proposed transaction, during the year ended December 31, 2007, in which the amount involved in the transaction exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at the year end for the last three completed fiscal years.

CORPORATE GOVERNANCE

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our board of directors. All of the above functions are currently performed by our directors, Mr. Guy Ofir and Mr. Emanuel Cohen.

We have determined that neither Mr. Guy Ofir nor Mr. Emanuel Cohen are independent directors, as that term is used in Rule 4200(a)(15) of the Rules of the Financial Industry Regulatory Authority.

                             DESCRIPTION OF PROPERTY

Our executive and head office is located at 49 Ha'aroshet St, P.O. Box 6409, Karmiel 20100, Israel. The office facility is provided to us free of charge by Guy Ofir, our President and a Director. We believe our current premises are adequate for our current operations and we do not anticipate that we will require any additional premises in the foreseeable future. When and if we require additional space, we intend to move at that time.

                             DESCRIPTION OF BUSINESS

OVERVIEW OF THE COMPANY

We are a development stage company in the business of developing battery charging solutions for small hand-carried devices. We were incorporated on May 17, 2007 in the State of Nevada. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings.

OBJECTIVES

Our product is a man-powered generator for recharging cellular phones and small batteries. We plan to develop a palm-sized device intended to provide a quick recharge for cell phones and other personal electronic devices operating on AA or AAA batteries. Prior to incorporation our President and Director, Mr. Guy Ofir, started developing a prototype of the man-powered generator. We will focus our efforts on developing a product that will be rugged enough to withstand constant use. It will be shockproof with a suspension system that maintains the unit in an available state of readiness but not in the user's way. We plan to keep the controls of the product as user-friendly as possible with the design of the casing intended to appeal to personal electronic gadget-lovers in general and more specifically to the younger market segment which is the largest consumer of disposable batteries.

Our President and Director, Mr. Guy Ofir, purchased the rights to the design and the patent application in a private transaction. Mr. Guy Ofir transferred those rights to the company at no cost to us.

We plan to complete the development of the man-powered charger solution for battery powered small hand-carried devices. On August 20, 2007 we filed a patent application (Application No.: 11/841,046) with the United States Patent and Trademark Office. The Company's principal business plan is to complete the development of the prototype and then manufacture and market the product and seek third party entities interested in licensing the rights to manufacture and market the man-powered charger.

To enable the power capability and provide minutes of operation without fatigue the device will generate 20 watts of peak power for each cord pull. It is designed as a very low profile device fitting into the overall size of 45mm x 70mm x 18mm. A novel design uses a combination of a permanent magnet disk rotor and integrated stator coils without an iron core and an attached mechanical drive contribute to the high power and efficiency of the generator. To keep the unit flat, a simple speed multiplication concept is designed instead of complex gear mechanism. Furthermore, the magnitude of the inertia extends the effective generation cycle after the pulling cycle has ceased, thus making for more effective charging. Designed as a belt attachment, it can be operated with either hand, adding further to its ergonomics capabilities by dividing and lowering the required human strength.

Our Secretary, Treasurer and Director, Mr. Emanuel Cohen, will be in charge of minimizing the size of our product and complete a series of quality tests.

Our product package will consist of a disk generator and the mechanical system to activate it, an intermittent accumulator battery, an electronic system, a strong protective casing and a strap for suspending it from a belt.

In the future, if we generate revenue from the sale of our man-powered slim charger, we plan to sell accessories such as adapters for common hand-held electrical devices.

Technical brief:

Autonomy Level      Power            Time to recharge 10%        Ease of usage     Controls for      Applicable for
                    Capability       capacity of typical 1000    Ergonomic         safe charging/    up-scaling for
                                     mA/hr Li-ion Battery        design            State of          larger
                                                                                   internal and      application
                                                                                   external          laptops
                                                                                   battery
                                                                                   indications

Complete autonomy   20 watts max     6-10 minutes                Ergonomic         Internal and      Yes
+ wall charger                       from the device internal    design for arm    external          Tandem design of
                                     battery                     pulling.          batteries         2 generators
                                                                                   charging          with common
                                     ~ 2 minutes to replace      Belt attached     indicating        shaft will
                                     the energy in the           to enable         LEDS              produce up to
                                     internal battery by         single hand                         40 watts
                                     the hand generator          charging

MARKETING STRATEGY

We plan to market our product in the United States by establishing a network of wholesalers who can promote our product to the retail market such as 7-Eleven, Wal-Mart and other high-traffic locations and points-of-sale which cater to electronic accessories such as Office Depot, Radio Shack and Circuit City.

We plan to offer our product at a comparable price to other re-charging systems, we will stress advantages such as clean energy source, use with a wide array of products and dependability. The end-user should be able to purchase a unit for $30 to $50 depending on packaging and features.

Our President and Director, Mr. Guy Ofir, will be in charge of executing the marketing plan.

We have budgeted $25,000 for this purpose.

THE MARKET OPPORTUNITY

Our target market consists of the following market segments:

CELLULAR PHONES
Cellular phone users are our main initial market.
According to iSuppli, a reliable source of data on the industry, who report that global mobile phone subscriber growth increased an average of 25 percent in 2004, 2005 and 2006, and forecasts that it will decelerate to 12.8 percent in 2007. They estimate there were 2.7 billion cellular subscribers globally in 2006 and forecasts about 3 billion subscribers by end of 2007. The market will reach
1.085 billion units in 2007. See http://www.isuppli.com/whyisuppli2/index.asp

LAPTOPS AND NOTEBOOKS
iSuppli predicts global PC shipments will rise to 264 million units in 2007, up
11.2 percent from 239 million in 2006, with notebooks to account for almost 40 percent of total 2007 PC market shipments. Based on 2004-2006 PC and notebook growth rate we calculated the installed base for notebooks to the end of 2007 to be about 300 million units.
Source: http://www.isuppli.com/NEWS/default.asp?id=8059&m=6&y=2007

MOBILE HAND HELD COMPUTERS: PDAS, GPS DEVICES, AND SMART PHONES
The main growth is in Converged Mobile Devices - smart phones where RIM's BlackBerry is the leading product. According to IDC Worldwide Quarterly Mobile Phone Tracker, February 2007 report, total units shipped in 2005 and 2006 were
56.7 and 80.5 million units, as quoted in http://www.palminfocenter.com/news/9277/converged-mobile-device-market-grows-
42-in-2006/
Although probably counted in the overall cellular market, this enterprise-focused market will require special marketing attention.

DIGITAL STILL CAMERAS AND CAMCORDERS
About 81.9 million stand-alone digital still cameras are expected to be sold worldwide in 2007, a 7% increase from 76.6 million cameras in 2006, according to IC Insights' new report.
http://photoshopnews.com/2006/12/04/digital-still-camera-market-pauses-at-18-
billion-plateau/

In a report by IDC, digital camera sales will grow 8 percent to hit 114 million units in 2007. Based on these reports the current installed base of still digital cameras is about 360 million units and it will reach about 680 million units in 2010 as quoted in a C-net story dated 26 April 2007: http://www.cnet.com.au/digitalcameras/cameras/0,239036184,339275089,00.htm
Based on the US figures and forecasts for camcorders in 2005 through 2007 as stated in "Twice" magazine 1/29/2007 totaling about 14 million units, we extrapolated a world installed camcorder market of about 50 to 60 million units. http://www.twice.com/article/CA6410725.html?q=Digital+Foci&q=Digital+Foci&q=
Digital+Foci&q=Digital+Foci&q=camcorder+forecast

COMPETITION

Competition within the re-charger systems industry is intense. Many of our competitors have longer operating histories, greater financial, sales, marketing and technological resources and longer established client relationships than we do. Solutions currently marketed for the problem Easy Energy addresses include several different groups of products, each with its own advantage and disadvantage.

Some of our competitors such as EnergizerTM
(http://energizer.com/energitogo/index_flash.html) and ZapTM
(http://www.zapworld.com/) are using AA or AAA batteries to recharge a cell phone or other devices. Other competitors are using Photovoltaic solar energy such as Shenzhen Rising Sun Eastern Industry Co.
(http://sresky.en.alibaba.com/product/50182049/50492428/Solar_Mobile_Charger/
Solar_Mobile_Charger.html) and SolioTM (http://www.solio.com/v2/).

Some of our direct competition comes from companies that are using man-powered chargers, companies such as SOSChargerTM (http://www.soscharger.net/), AladdinPower(TM) (http://www.aladdinpower.com/main.html) and Ptenco (http://www.potenco.com/home). SOSCharger(TM) has a product designed with a small coffee grinder style handle; AlladingPower(TM) has had a hand-squeeze generator, meant primarily for cellphones, on the market since 2002. Ptenco has a cord pulling mechanism uses the arm muscles to generate energy.

We seek to differentiate ourselves by providing a slimmer and lighter generator at a competitive price.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

THE FOLLOWING DISCUSSION OF OUR PLAN OF OPERATION SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND RELATED NOTES THAT APPEAR ELSEWHERE IN THIS PROSPECTUS. THIS DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS, INCLUDING THOSE DISCUSSED IN "RISK FACTORS" BEGINNING ON PAGE 2 OF THIS PROSPECTUS. ALL FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. WE UNDERTAKE NO OBLIGATION TO UPDATE SUCH STATEMENTS TO REFLECT EVENTS THAT OCCUR OR CIRCUMSTANCES THAT EXIST AFTER THE DATE ON WHICH THEY ARE MADE.

OVERVIEW

We are a development stage company with limited operations and no revenues from our business operations. Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months. We do not anticipate that we will generate significant revenues until we have completed the development and manufacturing of our product. We plan to develop a man-powered charger solution for battery powered small hand-carried devices. On August 20, 2007 we filed a patent application (Application No.: 11/841,046) with the United States Patent and Trademark Office. Prior to our incorporation, Mr. Guy Ofir, Our President and Director started developing a prototype of the man-powered generator. The Company's principal business plan is to complete the development of the prototype and then manufacture and market the product and / or seek third party entities interested in licensing the rights to manufacture and market our product.

In the opinion of our management, many individuals nowadays carry at least one battery-powered device and often carry a bag-full of devices such as cell phone, music players, iPods, GPS, game decks and organizers. In addition a segment of the business world carries laptops, and travels with equipment ranging from GPS units to pocket camcorders.

Keeping all those batteries charged is a real problem. They all consume a lot of energy, depleting batteries rapidly. While traveling, each gadget requires a different charger, a multitude of different chargers you'd need to carry. Often the battery depletes and the charger is at home, or in the office, or there is no electricity plug available. Most people try to make do with a handful of ordinary AA and AAA batteries. For most cell phone users, the only way of charging their battery is through the cell phone itself. Cell phones are not meant to be routinely opened for battery exchange, as is usually the case for PDAs and camcorders. For many of laptop users, a spare battery is simply too much extra weight, and often gets left behind in the office or hotel. For some of the other types of gadgets, batteries may not be replaceable or accessible.

We believe that there is a need for a new tool, a power supply which can handle different devices and can recharge low batteries in any situation, small and light enough not to get left behind and most importantly a device that is independent and doesn't require a power source.

Our business objectives are:

     -    To complete the development of our product.
     - To engage third parties firm(s) to manufacture the components of our product.
     -    To set up an assembly line.
     -    To be a leading provider of man-powered charger.
     -    To execute our marketing plan.

Our goals over the next 12 months are:

     -    Develop and manufacture a first product suited to cellular phone use.
     -    Explore potential distributors for our product.

During the first stages of Easy Energy' growth, our officers and directors will provide most of the labour required to execute our business plan at no charge. Since we intend to operate with very limited administrative support, the officers and directors will continue to be responsible for administering the company for at least the first year of operations. Management has no intention at this time to hire additional employees during the first year of operations. Due to limited financial resources, each of the management team will dedicate between 15 and 40 hours per week in order to carry out operations. Mr. Guy Ofir, our President and director will be primarily responsible for business development, contacting third parties for the manufacturing process and executing our marketing plan. Mr. Emanuel Cohen, our Secretary, Treasurer and director will be primarily responsible of the development and testing of our product.

MILESTONES AND OBJECTIVES

The following chart provides an overview of our budgeted expenditures using our existing cash resources, by significant area of activity for each quarter, over the next 12 months:

ACTIVATES TO DATE

On August 20, 2007 we filed a patent application (Application No.: 11/841,046) with the United States Patent and Trademark Office. Prior to our incorporation, Mr. Guy Ofir, Our President and Director started developing a prototype of the man-powered generator. We have secured a domain name for our website which is currently under construction - www.easy-energy.biz

                                                                      Anticipated        Target Date
                                                                         Costs          For Completion
                                                                         -----          --------------
PHASE I - COMPLETING THE DEVELOPMENT                                   $50,000           Oct, 2007 -
 >> R&D activities related to development of our product.                                 Mar, 2007
 >> Minimizing the size of our product.
 >> Protection of intellectual property rights.

PHASE II - MANUFACTURE A PROTOTYPE                                     $25,000           Apr, 2007 -
 >> Refinement of working prototypes.                                                     Jun, 2007
 >> Seeking suppliers for the components for our product.
 >> Set up an assembly line in Israel.

PHASE III - MARKETING PLAN                                             $25,000           July, 2007 -
 >> Full product release.                                                                 Oct, 2007
 >> Development of marketing plan aimed at specified markets.

                                             TOTAL                     $100,000            12 MONTHS

In addition to the costs outlined above, we anticipate that we will incur over the next twelve months the following expenses:

Category                        Planned Expenditures Over The Next Twelve Months
--------                        ------------------------------------------------
Legal Fees (2)                                   $25,000 (1)
Miscellaneous                                    $ 1,003
                    TOTAL                        $26,003

----------
(1) Including the estimated costs of this offering. We estimate that our legal and organizational fees for the next twelve months will be approximately $25,000 of which we prepaid $20,000.
(2) Includes legal and accounting expenses associated with this offering and as a result of our becoming a reporting issuer under the Exchange Act.

LIQUIDITY AND CAPITAL RESOURCES

We have raised $2,000 from the sale of stock to our officer and directors and $93,000 through a private placement to 42 on-affiliated investors. Our financial statements report a net loss of $0 for the period from May 17, 2007 (date of inception) to August 31, 2007. On August 31, 2007 our cash position was $95,450.

In the opinion of our management, funds currently available will not satisfy our working capital requirements up to October 2008. Estimated funding required during the twelve month period ending October 2008 is $100,000 for our business plan. We prepaid $20,000 in Legal Fees and we are anticipating approximately $5,000 in additional expenses associated with this Registration Statement (See
ITEM 25 "Other Expenses if Issuance and Distribution"). Given our current cash position of $75,450 this leaves us with a shortfall of $31,000.

Since May 17, 2007 (inception) to August 31, 2007 we sold 8,033,319 shares.

We have no income from operations and will require additional funds to implement our plans. These funds may be raised through equity financing, debt financing, or other sources, which may result in the dilution in the equity ownership of our shares. We will also need more funds if the costs for the development of our product are greater than our budgeted amounts. We will also require additional financing to sustain our business operations if we are not successful in earning revenues. We currently do not have any arrangements for further financing and we may not be able to obtain financing when required. Our future is dependent upon our ability to obtain financing.

We have suffered recurring losses from operations since inception, and this is likely to continue into the year ended Dec 31, 2008. The continuation of our company is dependent upon our company raising additional capital. In this regard we have raised additional capital through the private placements noted above but we will still require additional funds to continue our operations and plans.

The continuation of our business is dependent upon obtaining further financing, the successful development of our website, attracting free lance website designers to sell their website designs on our website, a successful marketing and promotion program, attracting and, further in the future, achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current shareholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

There are no assurances that we will be able to obtain further funds required for our continued operations. We will pursue various financing alternatives to meet our immediate and long-term financial requirements. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, we will be unable to conduct our operations as planned, and we will not be able to meet our other obligations as they become due. In such event, we will be forced to scale down or perhaps even cease our operations.

PURCHASE OF SIGNIFICANT EQUIPMENT

We do not expect to purchase any significant equipment over the twelve months.

EMPLOYEES

Currently our only employees are our directors and officers. We do not expect any other material changes in the number of employees over the next 12 months.

OFF-BALANCE SHEET ARRANGEMENTS

Our company does not have any off-balance sheet arrangements, including any outstanding derivative financial statements, off-balance sheet guarantees, interest rate swap transactions or foreign currency contracts. Our company does not engage in trading activities involving non-exchange traded contracts.

                   APPLICATION OF CRITICAL ACCOUNTING POLICIES

Our financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles used in the United States. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are affected by management's application of accounting policies. We believe that understanding the basis and nature of the estimates and assumptions involved with the following aspects of our financial statements is critical to an understanding of our financials.

GOING CONCERN BASIS

The audited financial statements included with this prospectus have been prepared on the going concern basis which assumes that adequate sources of financing will be obtained as required and that our assets will be realized and liabilities settled in the ordinary course of business. Accordingly, the audited financial statements do not include any adjustments related to the recoverability of assets and classification of assets and liabilities that might be necessary should we be unable to continue as a going concern.

In order to continue as a going concern, we require additional financing. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to continue as a going concern, we would likely be unable to realize the carrying value of our assets reflected in the balances set out in the preparation of the financial statements.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as described below, no director, executive officer, principal shareholder holding at least 5% of our common shares, or any family member thereof, had any material interest, direct or indirect, in any transaction, or proposed transaction, during the year ended December 31, 2007, in which the amount involved in the transaction exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at the year end for the last three completed fiscal years.

On May 17, 2007 Mr. Ofir and Cohen each purchased 2,000,000 shares of our common stock for $0.0005 per share, or $1000 each, for an aggregate of $2000.

The promoters of our company are Guy Ofir, our President and director and Emanuel Cohen, our Secretary, Treasurer and director.

            MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

There is currently no trading market for our common stock. We do not have any common stock subject to outstanding options or warrants and there are no securities outstanding that are convertible into our common stock. None of our issued and outstanding common stock is eligible for sale pursuant to Rule 144 under the SECURITIES ACT OF 1933. Rule 144, as currently in effect, allows a person who has beneficially owned shares of a company's common stock for at least one year to sell within any three month period a number of shares that does not exceed the greater of:

     (1) 1% of the number of shares of the subject company's common stock then outstanding; or
     (2) the average weekly trading volume of the subject company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the subject company.

Under Rule 144(k), a person who is not one of the subject company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold 5,000,000 shares of our common stock that may be sold pursuant to Rule 144 after May 17, 2008. Rule 144 applies to the 5,000,000 shares of our common stock except that subparagraph (k) of Rule 144 states that all shares owned by affiliates will continue to be subject to the resale limitations imposed by Rule 144 for so long as the shareholder remains an affiliate of our company. Three months after such persons cease to be affiliates of our company, sales may be made after the two year period from the issue date without 144 limitations under Rule 144(k).

We are registering 3,033,319 shares of our common stock under the Securities Act of 1933 for sale by the selling stock holders named in this prospectus.

Mr. Guy Ofir, our President and a Director, owns 2,000,000 shares and Mr. Emanuel Cohen, our Secretary, Treasurer and a director, owns 2,000,000 shares. As of October 22, 2007 there are forty four holders (44) of record of our common stock and zero (o) holders of any other class of our stock.

We have not declared any dividends on our common stock since the inception of our company. There is no restriction in our articles of incorporation and bylaws that will limit our ability to pay dividends on our common stock. However, we do not anticipate declaring and paying dividends to our shareholders in the near future.

Shares of our common stock are subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks". "Penny stock" is defined to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. If we establish a trading market for our common stock, our common stock will most likely be covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors." The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities.

                             EXECUTIVE COMPENSATION

No executive officer of our company received an annual salary and bonus that exceeded $100,000 during the period from May 17, 2007 (date of inception) to October 22, 2007.

                           SUMMARY COMPENSATION TABLE

                                                                                    Change in
                                                                                     Pension
                                                                                    Value and
                                                                      Non-Equity   Nonqualified
                                                                      Incentive     Deferred        All
 Name and                                                               Plan         Compen-       Other
 Principal                                      Stock       Option     Compen-       sation       Compen-
 Position       Year(3)   Salary($)  Bonus($)   Awards($)   Awards($)  sation($)    Earnings($)   sation($)  Totals($)
 --------       -------   ---------  --------   ---------   ---------  ---------    -----------   ---------  ---------
Guy Ofir          2007       Nil       Nil         Nil         Nil        Nil           Nil           Nil        Nil
President and
director(1)

Emanuel Cohen     2007       Nil       Nil         Nil         Nil        Nil           Nil           Nil        Nil
Secretary,
Treasurer and
director(2)

----------
(1) Guy Ofir became our President and a director of our company, on May 17, 2007.
(2) Emanuel Cohen became our Secretary, Treasurer and a director of our company, on May 17, 2007.
(3)  We were incorporated on May 17, 2007.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

Since May 17, 2007 (date of inception) to our fiscal year ended Dec 31, 2007, we have not granted any stock options or stock appreciation rights to any of our directors or executive officers.

COMPENSATION OF DIRECTORS

There are no arrangements pursuant to which directors are or will be compensated in the future for any services provided as a director, unless and until we begin to realize revenues and become profitable in our business operations.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

We have not entered into any employment agreement or consulting agreements with our directors and executive officers. There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive stock options at the discretion of our board of directors in the future. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors.

                             REPORTS TO SHAREHOLDERS

We are not required to deliver an annual report to our shareholders but will voluntarily send an annual report, together with our annual audited financial statements. Any Securities and Exchange Commission filings that we do file will be available to the public over the internet at the SEC's website at http://www.sec.gov.

The public may read and copy any materials filed by us with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We are an electronic filer. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The internet address of the site is http://www.sec.gov.

                       WHERE YOU CAN FIND MORE INFORMATION

We are currently not required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. We plan to have our common stock quoted on the National Association of Securities Dealers Inc.'s OTC Bulletin Board following the effectiveness of this registration statement of which this prospectus forms a part. If that happens, we will be required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings will be available to the public over the internet at the SEC's website at http://www.sec.gov.

You may read and copy any materials that we file with the Securities and Exchange Commission at the SEC's public reference room at 100 F Street NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, under the Securities Act with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. Our filings and the registration statement can also be reviewed by accessing the SEC's website at http://www.sec.gov.

NO FINDER, DEALER, SALES PERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY OUR COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                              FINANCIAL STATEMENTS
                                 AUGUST 31, 2007
                                      INDEX

Our financial statements are stated in United States Dollars (US$) and are prepared in conformity with generally accepted accounting principles of the United States of America.

The following audited consolidated financial statements pertaining to Easy Energy Inc. are filed as part of this registration statement:

                                                                    Page
                                                                   Number
                                                                   ------
Financial Statements
Report of Independent Registered Public Accounting Firm              F-1
Balance Sheets                                                       F-2
Statements of Operations                                             F-3
Statement of Stockholders' Equity                                    F-4
Statements of Cash Flow                                              F-5
Notes to audited Financial Statements                                F-6

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
      PCAOB REGISTERED

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Easy Energy Inc
(A Development Stage Company)

We have audited the accompanying balance sheet of Easy Energy Inc as of August 31, 2007, and the related statements of operations, stockholders' equity and cash flows from inception May 17, 2007 through August 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Easy Energy Inc as of August 31, 2007 and the results of its operations and its cash flows from inception May 17, 2007 through August 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has generated no revenue and has net losses for the period from inception to August 31, 2007 which raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Moore & Associates, Chartered
-----------------------------------------
Moore & Associates Chartered
Las Vegas, Nevada
September 11, 2007


               2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                       (702) 253-7499 Fax (702) 253-7501

                                 EASY ENERGY INC
                          (A Development Stage Company)

                                 BALANCE SHEETS

                                                                    August 31,
                                                                       2007
                                                                     -------
ASSETS

Current Assets
  Cash and bank accounts                                             $95,450
                                                                     -------

      Total Assets                                                   $95,450
                                                                     =======

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
  Loan from Director (Note 5)                                        $   300
                                                                     -------

      Total Liabilities                                                  300
                                                                     -------

Stockholders' Equity (Note 4, 5)
  Common Stock, authorized 100,000,000 shares,
   par value $0.0001, issued and outstanding on
   August 31, 2007; is 8,033,319                                         803
  Paid in Capital                                                     94,197
  Deficit Accumulated During the
  Development Stage                                                       --
  Retained Earnings                                                      150
                                                                     -------

      Total Stockholders' Equity                                      95,150
                                                                     -------

Total Liabilities and Stockholders' Equity                           $95,450
                                                                     =======


   The accompanying notes are an integral part of these financial statements.

                                 EASY ENERGY INC
                          (A Development Stage Company)

                             STATEMENT OF OPERATIONS

                                                               May 17, 2007
                                                              (Inception) to
                                                                August 31,
                                                                   2007
                                                                ----------

Revenue                                                         $       --

Expenses
  General and Administrative                                            --

      Total Expenses                                                    --
                                                                ----------

Other Income
  Interest Earned                                                      150

      Total Other Income                                               150
                                                                ----------

Net Gain/(Loss)                                                 $      150
                                                                ==========

Basic and Diluted (Loss) per Share                                       a
                                                                ----------

Weighted Average Number of Shares                                5,019,824
                                                                ----------

----------
a = Less than ($0.01) per share


   The accompanying notes are an integral part of these financial statements.

                                 EASY ENERGY INC
                          (A Development Stage Company)

                        STATEMENT OF STOCKHOLDERS' EQUITY

                                         Common Stock
                                      -------------------       Paid in     Accumulated      Total
                                      Shares       Amount       Capital       Deficit        Equity
                                      ------       ------       -------       -------        ------
INCEPTION, MAY 17, 2007                    --      $   --      $     --       $   --        $     --

Initial capitalization, sale of
 common stock to Directors on
 May 17, 2007                       4,000,000         400         1,600                        2,000

Private placement closed            1,000,000         100         1,900                        2,000
 May 17, 2007

Private placement closed            3,033,319         303        90,697                       91,000
 August 27, 2007

Net Gain/ (Loss)                           --          --            --          150             150
                                    ---------      ------      --------       ------        --------

BALANCE, AUGUST 31, 2007            8,033,319      $  803      $ 94,197       $  150        $ 95,150
                                    =========      ======      ========       ======        ========


   The accompanying notes are an integral part of these financial statements.

                                 EASY ENERGY INC
                          (A Development Stage Company)

                             STATEMENT OF CASH FLOWS

                                                                  May 17, 2007
                                                                (Inception) to
                                                                   August 31,
                                                                      2007
                                                                   ----------
Operating Activities
  Net (Loss)                                                       $       --
  Interest Earned                                                         150
                                                                   ----------

Net Cash (Used) by Operating Activities                                   150
                                                                   ----------

Financing Activities
  Loan from Director (Note 5)                                             300
  Proceeds from sale of Common Stock                                   95,000
                                                                   ----------

Cash Provided by Financing Activities                                  95,300
                                                                   ----------

Net Increase in Cash                                                   95,450

Cash, Beginning of Period                                                  --
                                                                   ----------

Cash, End of Period                                                $   95,450
                                                                   ==========

Supplemental Information:
  Interest Paid                                                    $       --
  Income Taxes Paid                                                $       --


   The accompanying notes are an integral part of these financial statements.

                                 EASY ENERGY INC
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                 August 31, 2007


NOTE 1. GENERAL ORGANIZATION AND BUSINESS

The Company was originally incorporated under the laws of the state of Nevada on May 17, 2007. The Company has limited operations and in accordance with SFAS #7, is considered a development stage company, and has had no revenues from operations to date.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

The relevant accounting policies and procedures are listed below. The company has adopted a Dec 31 year end.

ACCOUNTING BASIS

The basis is generally accepted accounting principles.

EARNINGS PER SHARE

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings
(loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 effective its inception.

The basic earnings (loss) per share is calculated by dividing the Company's net income available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity.

The Company has not issued any options or warrants or similar securities since inception.

                                 EASY ENERGY INC
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                 August 31, 2007


NOTE 2. (CONTINUED)

DIVIDENDS

The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid during the periods shown.

CASH EQUIVALENTS

The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents.

INCOME TAXES

Income taxes are provided in accordance with Statement of Financial accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                                 EASY ENERGY INC
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                 August 31, 2007


NOTE 3. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has net losses for the period from inception to August 31, 2007 of $0. This condition raises substantial doubt about the Company's ability to continue as a going concern. The Company's continuation as a going concern is dependent on its ability to meet its obligations, to obtain additional financing as may be required and ultimately to attain profitability. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 4. STOCKHOLDERS' EQUITY

AUTHORIZED

The Company is authorized to issue 100,000,000 shares of $0.0001 par value common stock and 50,000,000 shares of preferred stock, par value $0.0001 per share. All common stock shares have equal voting rights, are non-assessable and have one vote per share. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they choose to do so, elect all of the directors of the Company.

ISSUED AND OUTSTANDING

On May 17, 2007 (inception), the Company issued 4,000,000 shares of its common stock at a price of $0.0005 per share to its Directors for cash of $2,000. See
Note 5.

On May 17, 2007, the Company closed a private placement for 1,000,000 common shares at a price of $0.002 per share, or an aggregate of $2,000. The Company accepted subscription from two offshore non-affiliated investors.

On August 27, 2007, the Company closed a private placement for 3,033,319 common shares at a price of $0.03 per share, or an aggregate of $91,000. The Company accepted subscription from forty offshore non-affiliated investors.

NOTE 5. RELATED PARTY TRANSACTIONS

The Company's neither owns nor leases any real or personal property. The Company's Directors provides office space free of charge. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

On May 17, 2007 (inception), the Company issued 4,000,000 shares of its common stock to its Directors for cash of $2,000. See Note 4.

NOTE 6. INCOME TAXES

Net deferred tax assets are $nil. Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

                                 EASY ENERGY INC
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                 August 31, 2007


NOTE 8. NET OPERATING LOSSES

As of August 31, 2007, the Company has a net operating loss of $0.

NOTE 9. OPERATING LEASES AND OTHER COMMITMENTS:

The Company currently has no operating lease commitments or any other commitments.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the "NRS"), our Articles of Incorporation and our Bylaws.

INDEMNIFICATION

Chapter 78 of the NRS, pertaining to private corporations, provides that we are required to indemnify our officers and directors to the extent that they are successful in defending any actions or claims brought against them as a result of serving in that position, including criminal, civil, administrative or investigative actions and actions brought by or on behalf of Easy Energy.

Chapter 78 of the NRS further provides that we are permitted to indemnify our officers and directors for criminal, civil, administrative or investigative actions brought against them by third parties and for actions brought by or on behalf of Easy Energy, even if they are unsuccessful in defending that action, unless the officer or director's:

     (a) action or inaction constituted a breach of his fiduciary duties as a director or officer; and

     (b) the breach of those duties involved intentional misconduct, fraud, or a knowing violation of law.

However, with respect to actions brought by or on behalf of Easy Energy against our officers or directors, we are not permitted to indemnify our officers or directors where they are adjudged by a court, after the exhaustion of all appeals, to be liable to us or for amounts paid in settlement to Easy Energy, unless, and only to the extent that, a court determines that the officers or directors are entitled to be indemnified.

Our Articles and Bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless: (a) such indemnification is expressly required to be made by law; (b) the proceeding was authorized by our Board of Directors; (c) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law; or (d) such indemnification is required to be made pursuant to the bylaws.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses shall be borne by the selling shareholder. All of the amounts shown are estimates.

     SEC registration fees                                  $  2.79 (1)
     Legal and accounting fees                              $25,000 (1)
     Miscellaneous                                          $ 1,000 (1)
                                                            -------
     TOTAL                                                  $26,003 (1)
                                                            =======

----------
(1) We have estimated these amounts.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

The following sets forth certain information concerning securities which were sold or issued by us since our inception on May 17, 2007 without registration under the Securities Act of 1933 in reliance on exemptions from such registration requirements:

On May 17, 2007 we issued 4,000,000 shares of our common stock to two (2) executive officers of our company, at an offering price of $ 0.0005 per share for gross offering proceeds of $2,000 in an offshore transaction pursuant to an exemption from registration under Regulation S of the Securities Act of 1933. The Executive Officers are not U.S. persons as that term is defined in Regulation S. No directed selling efforts were made in the United States by Easy Energy Inc., any distributor, any of their respective affiliates or any person acting on behalf of any of the foregoing. The shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to US persons unless the shares are registered under the Securities Act of 1933, or an exemption from the registration requirements of the Securities Act of 1933 is available.

On May 17, 2007 we issued 1,000,000 shares of our common stock to two (2) subscribers at an offering price of $0.002 per share for gross offering proceeds of $2,000 in an offshore transaction pursuant to Regulation S of the Securities Act of 1933. No directed selling efforts were made in the United States by Easy Energy, any distributor, any of their respective affiliates or any person acting on behalf of any of the foregoing. In issuing these securities, we relied on the exemption from the registration requirements of the Securities Act of 1933 provided by Regulation S, promulgated thereunder. A legend was included on all offering materials and documents which stated that the shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to US persons unless the shares are registered under the Securities Act of 1933, or an exemption from the registration requirements of the Securities Act of 1933 is available. The offering materials and documents also contained a statement that hedging transactions involving the shares may not be conducted unless in compliance with the Securities Act of 1933.

On August 17, 2007 we issued 3,033,319 shares of our common stock to forty (40) subscribers at an offering price of $0.03 per share for gross offering proceeds of $91,000 in an offshore transaction pursuant to Rule 903 of Regulation S of the Securities Act of 1933. No directed selling efforts were made in the United States by Easy Energy Inc., any distributor, any of their respective affiliates or any person acting on behalf of any of the foregoing. In issuing these securities, we relied on the exemption from the registration requirements of the Securities Act of 1933 provided by Regulation S, promulgated thereunder. A legend was included on all offering materials and documents which stated that the shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to US persons unless the shares are registered under the Securities Act of 1933, or an exemption from the registration requirements of the Securities Act of 1933 is available. The offering materials and documents also contained a statement that hedging transactions involving the shares may not be conducted unless in compliance with the Securities Act of 1933.

For more information on the purchasers in the private placement transactions of August 17, 2007 please see the section entitled "Selling Shareholders" on page 10 of the prospectus included in this registration statement.

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
ITEM 27. EXHIBITS

The following Exhibits are filed with this prospectus:

     Exhibit
     Number                         Description
     ------                         -----------
       (3)       (I) ARTICLES OF INCORPORATION AND (II) BYLAWS

       3.1**     Amended Articles of Incorporation

       3.2**     Bylaws

       4.0       INSTRUMENTS DEFINING RIGHTS OF SECURITY HOLDERS, INCLUDING
                 INDENTURES

       4.1**     Form of share certificate

       5.0       OPINION ON LEGALITY

       5.1** Opinion of Clark Wilson LLP regarding the legality of the securities being registered

       10        MATERIAL CONTRACTS

       10.1**    Form of subscription agreement

       10.2**    Promissory Note of Registrant to Guy Ofir

       10.3**    Assignment of patent application

       23        CONSENTS

       23.1*     Consent of Moore & Associates Chartered

       23.2**    Consent of Clark Wilson LLP (Included in Exhibit 5.1)

----------
*  Filed herewith.
** Previously filed

ITEM 28  UNDERTAKINGS

The undersigned company hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act").

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represents no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii) to include any additional or changed material information with respect to the plan of distribution.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (ss. 230.424 of this chapter);

     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

     (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, executive officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the

Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

(6) In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, executive officer, or controlling person of the small business issuer in the successful defence of any action, suit, or proceeding) is asserted by such director, executive officer, or controlling person connected with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(7) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES

In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, at Karmeil, Israel.

EASY ENERGY INC.

By: /s/ Guy Ofir
   ---------------------------------------
   Guy Ofir, President and Director
   (Principal Executive Officer, Principal
   Financial Officer and Principal Accounting Officer)


   Dated: December 6, 2007


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person who signature appears below constitutes and appoints Guy Ofir as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.


By: /s/ Guy Ofir
     ---------------------------------------
     Guy Ofir, President and Director
     (Principal Executive Officer, Principal
     Financial Officer and director)


   Dated: December 6, 2007



Dated: October 22, 2007

By: /s/ Emanuel Cohen
   ---------------------------------------
   Emanuel Cohen, Secretary, Treasurer and
   Director


   Dated: December 6, 2007